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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 2, 2010 on the consolidated financial statements of Bruker Energy & Supercon Technologies, Inc., in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-169178) and related Prospectus of Bruker Energy & Supercon Technologies, Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 13, 2010

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  Exhibit 23.1